UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 09, 2021

Markforged Holding Corp

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39453	98-1545859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 866 496-1805

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MKFG	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, $0.0001 par value	MKFG.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2021, Markforged Holding Corporation, through its wholly-owned subsidiary, MarkForged, Inc. (the “Company”) entered into an amendment (the “Amendment”) with Middlesex Property Owner, LLC (the “Landlord”) to the Lease dated as of March 2019 between the Landlord and the Company (as amended by the Amendment, the “Lease”) for the purpose of expanding the Company’s leased manufacturing premises located at 900 Middlesex Turnpike, Billerica, Massachusetts (the “Premises”).

Under the Amendment, the Company leased 21,902 additional square feet of the Premises (the “Expansion Space”), which brings the total leased space of the Premises to 46,902 square feet. Pursuant to the Amendment, the Landlord will fund additional items for improvements to the Expansion Space amounting to $547,550.

The lease term for the Expansion Space will begin on the earlier of (i) the date the existing tenant vacates the space and (ii) June 1, 2022 (“Commencement Date”). The Lease term for the Premises (including the Expansion space) was extended by 25 months and shall continue through May 31, 2029. The Company will begin paying rent for the Expansion Premises on September 1, 2022, at an initial rate of $29,203 per month (“Expansion Base Rent”), which will increase in accordance with the schedule set forth in the Amendment, up to $34,870 per month at the conclusion of the Lease. The Company will continue paying rent for the previously leased space at the rate of $29,505 per month (together with Expansion Base Rent, “Base Rent”), which will increase in accordance with the schedule set forth in the Amendment, up to $36,288 per month at the conclusion of the Lease. The Company’s total obligation under the Lease is expected to be approximately $6.2 million. Throughout the term of the Lease, the Company is responsible for paying certain costs and expenses in addition to Base Rent, as specified in the Lease, including insurance, maintenance costs, taxes, and operating expenses. The Lease includes various covenants, indemnities, defaults, termination rights, and other provisions customary for lease transactions of this nature.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to Lease dated December 7, 2021, by and between 900 Middlesex Property Owner, LLC and MarkForged, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKFORGED HOLDING CORPORATION

Date:	December 13, 2021	By:	/s/ Mark Schwartz
Mark Schwartz Chief Financial Officer